                                                                          [FILED PURSUANT TO RULE 433]
TERM SHEET

RALI SERIES 2007-QS6 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-QS6

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

BARCLAYS CAPITAL INC.
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION,  OR SEC,
FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF
YOU REQUEST IT BY CALLING TOLL-FREE [ ].

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE  PROSPECTUS AND THE
PROSPECTUS  SUPPLEMENT FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM SHEET IS PRELIMINARY  AND IS SUBJECT TO COMPLETION
OR CHANGE.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,
SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR TERM SHEET,  THE TERM SHEET  SUPPLEMENT  AND ANY OTHER FREE WRITING  PROSPECTUS
RELATING TO THOSE OFFERED CERTIFICATES.

This term sheet and the related term sheet  supplement is not an offer to sell or a  solicitation  of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

APRIL 25, 2007

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT
                               AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide  progressively  more detail:

         -        the related base prospectus, dated April 9, 2007, which provides general information,  some of which may not apply to the offered certificates;

         -        the term sheet  supplement,  dated April 11, 2007,  which provides general  information  about series of certificates issued pursuant to the depositor's QS program, some of which may not apply to the offered certificates; and

         -        this term sheet,  which  describes  terms  applicable  to the classes of offered  certificates  described  herein and provides a  description  of certain  collateral  stipulations  regarding  the  mortgage  loans and the parties to the transaction, and provides other information related to the offered certificates.

This term sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not  contain  all of the information  that you should  consider in making your  investment  decision.  To understand  all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-140610.

If the  description  of the offered  certificates  in this term sheet differs from the  description of the senior  certificates  in the related base prospectus or the term sheet  supplement,  you should rely on the description in this term sheet.  Capitalized  terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT  TO PURCHASE  ANY OF THE OFFERED
CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH  CERTIFICATES.  THE INFORMATION IN
THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE
YOU WITH  INFORMATION  ABOUT THE  OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND TO SOLICIT AN OFFER TO PURCHASE THE
CERTIFICATES,  WHEN,  AS AND IF  ISSUED.  ANY  SUCH  OFFER TO  PURCHASE  MADE BY YOU WILL NOT BE  ACCEPTED  AND WILL NOT  CONSTITUTE  A
CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL
BACKING  THEM,  MAY CHANGE  (DUE,  AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE  THE POOL MAY BECOME
DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL, AND THAT
ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL
PROSPECTUS.  YOU ARE ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  THE
UNDERWRITER'S  OBLIGATION  TO SELL  SUCH  CERTIFICATES  TO YOU IS  CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE
CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY  REASON  THE  ISSUING  ENTITY  DOES NOT  DELIVER  SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY
PORTION OF THE  CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE  CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR VERIFIED ANY STATISTICAL OR
NUMERICAL  INFORMATION  PRESENTED  HEREIN,  ALTHOUGH THAT  INFORMATION  MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUING
ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of offered certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market risks  associated  with that class.  The offered certificates  are complex  securities.  You should  possess,  either  alone or  together  with an  investment  advisor,  the  expertise necessary to evaluate the information  contained in this term sheet,  the term sheet supplement and the related base prospectus for the offered  certificates in the context of your financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the  applicable  risk factors in connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

-------------------------------------------------------------------------------------------------------------------------------------------------------------
STIPULATED MORTGAGE POOL CHARACTERISTICS
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
MORTGAGE LOAN TYPE:                                                                                                    30-Year-Conventional Fixed Rate
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
AGGREGATE STATED PRINCIPAL BALANCE, EXCLUDING PO BOND,  (+/- 10%):                                                          Approx. $804,000,000
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                                                                           6.90%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE PASS-THRU RATE:                                                                                                    6.25%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 2 MONTH):                                                                                357 months
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5):                                                                                        76%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
CALIFORNIA CONCENTRATION MAXIMUM:                                                                                                    45%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
FULL/ALT DOCUMENTATION (+/- 10):                                                                                                     25%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
LIMITED DOCUMENTATION  (+/- 10):                                                                                                     75%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
RATE/TERM REFINANCE (+/- 15):                                                                                                        22%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
CASH OUT REFINANCE (+/- 15):                                                                                                         37%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
SINGLE FAMILY DETACHED MAXIMUM:                                                                                                      85%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
CONDO/COOP (+/- 10):                                                                                                                 8%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
SECOND/VACATION HOME (+/- 10):                                                                                                       7%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
INVESTOR PROPERTY (+/- 10):                                                                                                          18%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE FICO (+/- 5):                                                                                                       712
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
INTEREST ONLY MORTGAGE LOANS MAXIMUM:                                                                                                50%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
AVERAGE MORTGAGE LOAN BALANCE MAXIMUM:                                                                                            $275,000
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
CONFORMING BALANCE MINIMUM:                                                                                                          65%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
PREPAYMENT PENALTIES MAXIMUM:                                                                                                        15%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------
MAXIMUM UNINSURED MORTGAGE LOANS W/LTV RATIO IN EXCESS OF 80%:                                                                       1%
---------------------------------------------------------------------------------------------------------------- --------------------------------------------

The percentages set forth in the tables above, other than any weighted averages,  are percentages of the aggregate  principal balance of the actual mortgage loans to be included in the mortgage pool on the Closing Date, as of the Cut-off Date,  after deducting  payments of principal  due during the month of the Cut-off  Date.  Any weighted  average is weighted  based on the  principal  balance of the actual mortgage loans to be included in the mortgage pool on the Closing Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

A percentage  expressed in  parenthesis  for a category in the tables above  reflects the  percentage by which the number set forth for such  category may vary in the actual  mortgage  loans  included in the mortgage  pool on the Closing  Date.  For example the Aggregate
Stated  Principal  Balance,  excluding the PO Bond, of the mortgage  loans included in the mortgage pool on the Closing Date, as of the
Cut-off  Date,  after  deducting  payments of  principal  due during the month of the Cut-off  Date,  could be lower or higher than the amount specified by as much as 10%.

A number  expressed in  parenthesis  for a category in the tables above  reflects the amount by which the number or percentage set forth for such category may vary in the actual  mortgage loans  included in the mortgage pool on the Closing Date.  For example,  the Full/Alt
Documentation  percentage  for the mortgage  pool could vary from 15% to 35% of the  aggregate  stated  principal  balance of the actual mortgage  loans  included in the mortgage pool on the Closing Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

UNDERWRITER:                        Barclays  Capital Inc. will purchase the Class A  Certificates  (other than the Class A-V and Class
                                    A-P  Certificates)  and the Class R Certificates  (other than a de minimis portion  thereof) on the closing  date,  subject  to the  satisfaction  of the  conditions  set  forth  in the  underwriting agreement.

CUT-OFF DATE:                       April 1, 2007.

CLOSING DATE:                       On or about April 27, 2007.

DISTRIBUTION DATE:                  25th of each month, or the next business day if such day is not a business day,  commencing May 25,
                                    2007.

ASSUMED FINAL
DISTRIBUTION DATES:                 The  distribution  date in April 2037. The actual final  distribution  date could be  substantially earlier.

FORM OF CERTIFICATES:               Book-entry: Class A, Class A-P and Class A-V Certificates.
                                    Physical:  Class R Certificates.

MINIMUM DENOMINATIONS:              Class A  Certificates,  other  than  any  class  of  Interest  Only  Certificates,  and  Class  A-P
                                    Certificates,  in minimum  denominations  representing an original  principal amount of $25,000 and integral  multiples  of $1 in  excess  thereof.  Class  A-V and any other  class of  Interest  Only
                                    Certificates: $2,000,000 notional amount.  Class R Certificates: 20% percentage interests.

SENIOR CERTIFICATES:                Class A, Class A-P, Class A-V and Class R Certificates.

SUBORDINATE CERTIFICATES:           Class M Certificates  and Class B Certificates.  The Subordinate  Certificates  will provide credit enhancement to the Senior Certificates.

ERISA:                              Subject to the considerations contained in the term sheet supplement,  the Class A Certificates and the Class M  Certificates  may be eligible  for  purchase by persons  investing  assets of employee benefit plans or individual  retirement accounts assets.  Sales of the Class R Certificates to such plans or retirement accounts are prohibited,  except as permitted in "ERISA  Considerations" in the term sheet supplement.

                                    See "ERISA Considerations" in the term sheet supplement and in the related base prospectus.

SMMEA:                                      When issued the offered  certificates  rated in at least the second highest rating category by one of the rating agencies will be "mortgage  related  securities" for purposes of the Secondary
                                    Mortgage Market  Enhancement Act of 1984, or SMMEA, and the remaining  classes of certificates will not be "mortgage related securities" for purposes of SMMEA.

                                    See "Legal  Investment" in the term sheet supplement and "Legal Investment  Matters" in the related base prospectus.

TAX STATUS:                         For  federal  income tax  purposes,  the  depositor  will  elect to treat the  portion of the trust consisting of the related  mortgage loans and certain other  segregated  assets as one or more real
                                    estate  mortgage  investment  conduits.   The  offered   certificates,   other  than  the  Class  R
                                    Certificates,  will represent  ownership of regular interests in a real estate mortgage  investment conduit and  generally  will be treated as  representing  ownership of debt for federal  income tax purposes.  You will be required to include in income all interest and original issue  discount,  if any, on such  certificates in accordance  with the accrual method of accounting  regardless of your usual methods of  accounting.  For federal income tax purposes,  the Class R  Certificates  for any series will represent residual interests in a real estate mortgage investment conduit.

                                    For further  information  regarding the federal income tax consequences of investing in the offered certificates,  including  important  information  regarding  the  tax  treatment  of  the  Class  R
                                    Certificates,  see "Material  Federal Income Tax  Consequences" in the term sheet supplement and in the related base prospectus.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates will be provided by the subordination of the Class M and Class B Certificates,  as and
to the extent  described in the term sheet  supplement.  Most  realized  losses on the mortgage  loans will be allocated to the Class B
Certificates,  beginning with the class of Class B Certificates  with the lowest payment  priority,  and then the Class M Certificates, beginning  with the class of Class M  Certificates  with the lowest  payment  priority,  in each case until the  certificate  principal balance  of that  class of  certificates  has  been  reduced  to zero.  When  losses  are  allocated  to a class of  certificates,  the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate  principal balance of the Subordinate  Certificates has been reduced to zero, losses on the mortgage loans will be allocated among the related Senior Certificates in accordance with their respective  remaining  certificate  principal balances or accrued interest, subject to the special rules described in any final term sheet for a class of certificates.

Not all losses will be allocated in the priority  described  above.  Losses due to natural  disasters  such as floods and  earthquakes, fraud in the  origination  of a mortgage  loan, or some losses  related to the bankruptcy of a mortgagor will be allocated as described in the preceding  paragraphs only up to specified  amounts.  Losses of these types on mortgage loans in excess of the specified amounts and losses due to other  extraordinary  events will be allocated  proportionately  among all outstanding classes of certificates except as stated in the term sheet  supplement.  Therefore,  the  Subordinate  Certificates  do not act as credit  enhancement  for the Senior
Certificates for these losses.

See "Description of the Certificates--Allocation of Losses; Subordination" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer  does not receive the full  scheduled  payment on a mortgage  loan,  the Master  Servicer  will advance  funds to cover the amount of the scheduled  payment that was not made.  However,  the Master  Servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related  determination date is less than 10% of their  aggregate  stated  principal  balance as of the cut-off date, the master  servicer may, but will not be required to:

         o        purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or

         o        purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding  certificate principal  balance of the  certificates in full with accrued  interest,  as and to the extent  described in the term sheet  supplement.
However,  any  optional  purchase of the  remaining  mortgage  loans may result in a shortfall  to the holders of the most  subordinate classes of certificates  outstanding,  if the trust then holds  properties  acquired from  foreclosing  upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing  Agreement--Termination"  in the term sheet supplement and "The Pooling and Servicing  Agreement--Termination;
Retirement of Certificates" in the related base prospectus.

                                                                  OFFERED CERTIFICATES
                                     INITIAL PRINCIPAL         PASS-THROUGH            INITIAL RATING
             CLASS                        BALANCE                  RATE           (FITCH/MOODY'S/ S&P)(1)                  DESIGNATION(3)
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
CLASS A SENIOR CERTIFICATES:
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              A-1                $175,000,000                 Adjustable Rate           AAA/Aaa/AAA                 Senior/Exchangeable/Floater/
                                                                                                             -------------------------------------------
                                                                                                                           Adjustable Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              A-2                                             Adjustable Rate           AAA/Aaa/AAA                  Senior/Exchangeable/Inverse
                                 $21,000,000                                                                           Floater/Adjustable Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
                                                                                                                Senior/Exchangeable/Floater/Accretion
              A-3                                               Adjustable              AAA/Aaa/AAA           Directed/Companion/Adjustable Rate/Fixed
                                 $30,000,000                  Rate/Fixed Rate                                                   Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
                                                                                                                     Senior/Exchangeable/Inverse
                                                                Adjustable                                                Floater/Accretion
              A-4                                             Rate/Fixed Rate           AAA/Aaa/AAA           Directed/Companion/Adjustable Rate/Fixed
                                 $30,000,000                                                                                    Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              A-5                $25,000                           6.25%                AAA/Aaa/AAA              Senior/Companion/Accrual/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              A-6                                                  6.25%                AAA/Aaa/AAA                         Senior/Super
                                 $103,569,000                                                                  Senior/Exchangeable/Lockout/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              A-7                $187,421,000                      6.25%                AAA/Aaa/AAA          Senior/Super Senior/Exchangeable/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              A-8                $38,377,000                       6.25%                AAA/Aaa/AAA              Senior/ Exchangeable/TAC/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              A-9                                                  6.25%                AAA/Aaa/AAA                 Senior/Exchangeable/Accretion
                                 $28,245,000                                                                        Directed/Companion/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
             A-10                $56,475,000                       6.25%                AAA/Aaa/AAA          Senior/Super Senior/Exchangeable/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
             A-11                $2,048,000                        6.25%                AAA/Aa1/AAA               Senior/Senior Support/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
             A-12                                             Adjustable Rate           AAA/Aaa/AAA             Senior/Exchangeable/Floater/Accretion
                                 $52,229,464                                                                          Directed/Adjustable Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
             A-13                                             Adjustable Rate           AAA/Aa1/AAA                  Senior/Exchangeable/Inverse
                                 $ 6,267,536                                                                 Floater/Accretion Directed/Adjustable Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
             A-14                $25,000                           6.25%                AAA/Aaa/AAA                   Senior/Accrual/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
             A-15                                                  6.25%                AAA/Aa1/AAA              Senior/Exchangeable/Senior Support/
                                 $7,200,000                                                                              Lockout/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
             A-16                                                  6.25%                AAA/Aa1/AAA           Senior/Exchangeable/Senior Support/Fixed
                                 $11,963,000                                                                                    Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              A-P                $5,512,067                        0.00%                AAA/Aaa/AAA                     Senior/Principal Only
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              A-V                $0                            Variable Rate            AAA/Aaa/AAA              Senior/Interest Only/Variable Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
Total Class A Certificates:      $755,357,067
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
CLASS R SENIOR CERTIFICATES:
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              R-I                $100                              6.25%                AAA/Aaa/AAA                  Senior/Residual/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
             R-II                $100                              6.25%                AAA/Aaa/AAA                  Senior/Residual/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
Total offered senior             $755,357,267
certificates:
-------------------------------- -------------------------- -------------------- ---------------------------
CLASS M CERTIFICATES:
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              M-1                $26,269,900                       6.25%                  AA/NA/NA                      Mezzanine/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              M-2                $8,487,100                        6.25%                  A/NA/NA                       Mezzanine/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              M-3                $6,870,600                        6.25%                 BBB/NA/NA                      Mezzanine/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
Total Class M Certificates:      $41,627,600
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
Total offered certificates:      $796,984,867
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------

                                                              NON-OFFERED CERTIFICATES (2)
---------------------------------------------------------------------------------------------------------------------------------------------------------
CLASS P  CERTIFICATES:
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
               P                 $100                              0.00%                AAA/Aaa/AAA                   Senior/Prepayment Charge
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
CLASS B CERTIFICATES:
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              B-1                $4,445,600                        6.25%                  BB/NA/NA                     Subordinate/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              B-2                $3,637,400                        6.25%                  B/NA/NA                      Subordinate/Fixed Rate
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
              B-3                $3,233,251                        6.25%                  NA/NA/NA                     Subordinate/Fixed Rate
--------------------------------                                                 --------------------------- --------------------------------------------
Total Class B Certificates:      $11,316,251
-------------------------------- -------------------------- -------------------- --------------------------- --------------------------------------------
Total offered and non-offered    $808,301,218
certificates:

(1)  See "Ratings" in this prospectus supplement.
(2)  The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.
(3)  AS MORE FULLY DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, THE CLASSES OF CERTIFICATES DESIGNATED AS EXCHANGEABLE CERTIFICATES MAY BE
EXCHANGED FOR OTHER CLASSES OF CERTIFICATES LISTED IN SCHEDULE A TO THIS SUMMARY, IN THE COMBINATIONS INDICATED IN ANNEX II TO THIS
PROSPECTUS SUPPLEMENT.

OTHER INFORMATION:

         The aggregate  initial  certificate  principal balance of the offered and non-offered  certificates  shown above may not equal the sum of the certificate  principal  balances of those certificates as listed above due to rounding.  Only the offered  certificates, including the exchanged  certificates,  are offered for sale pursuant to the  prospectus  supplement  and the related  prospectus.  The non-offered certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

         The initial  certificate  principal  balance of each class of  exchangeable  certificates  is equal to the  aggregate  initial certificate  principal  balance of the  exchanged  certificates  in the related  combination  group,  as described  in this  prospectus supplement.  The initial  certificate  principal balances of the exchanged  certificates are not included in the aggregate  certificate principal balance of all of the offered certificates shown in the table above and on the cover page of this prospectus supplement.

INTEREST ON THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-12, CLASS A-13, CLASS A-17, CLASS A-18, CLASS A-19, CLASS A-20,
CLASS A-21, CLASS A-22, CLASS A-23, CLASS A-24, CLASS A-35, CLASS A-36, CLASS A-37, CLASS A-38, CLASS A-39, CLASS A-40, CLASS A-41,
CLASS A-42, CLASS A-48, CLASS A-49, CLASS A-50, CLASS A-51, CLASS A-52, CLASS A-53, CLASS A-54, CLASS A-55, CLASS A-56, CLASS A-57,
CLASS A-58, CLASS A-59, CLASS A-66, CLASS A-67, CLASS A-68, CLASS A-69, CLASS A-70, CLASS A-71, CLASS A-72, CLASS A-73, CLASS A-74,
CLASS A-75, CLASS A-76, CLASS A-77, CLASS A-78, CLASS A-79, CLASS A-80, CLASS A-81, CLASS A-82, CLASS A-83, CLASS A-84, CLASS A-85,
CLASS A-86, CLASS A-87, CLASS A-88, CLASS A-89, CLASS A-90 AND CLASS A-91 CERTIFICATES WILL BE DETERMINED AS FOLLOWS:
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
      ADJUSTABLE RATES:                 INITIAL(1)                         FORMULA                         MAXIMUM                     MINIMUM
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-1                       5.65%                         LIBOR + 0.33%                       7.00%                       0.33%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-2                       11.25%             55.58333333% - (LIBOR multiplied by         55.58333333%                   0.00%
                                                                         8.33333333)
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-3                       7.50%                         LIBOR + 6.00%                       7.50%                       6.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-4                       5.00%                         6.50% - LIBOR                       6.50%                       5.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-12                      5.72%                         LIBOR + 0.40%                       7.00%                       0.40%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-13                     10.6667%            54.99999751% - (LIBOR multiplied by         54.99999751%                   0.00%
                                                                         8.33333291)
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-17                      5.62%                          LIBOR + 0.30%                      7.00%                       0.30%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               55.83333333% - (LIBOR multiplied
          Class A-18                      11.50%                       by 8.33333333)                    55.83333333%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-19                      5.67%                          LIBOR + 0.35%                      7.00%                       0.35%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                              55.41666666%- (LIBOR multiplied by
          Class A-20                     11.0833%                        8.33333333)                     55.41666666%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-21                      5.57%                          LIBOR + 0.25%                      7.00%                       0.25%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                                 56.25% - (LIBOR multiplied by
          Class A-22                     11.9167%                        8.33333333)                        56.25%                      0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-23                      5.72%                          LIBOR + 0.40%                      7.00%                       0.40%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                                 55.00% - (LIBOR multiplied by
          Class A-24                     10.6667%                        8.33333333)                        55.00%                      0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-35                      5.52%                          LIBOR + 0.20%                      7.00%                       0.20%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               56.66666505% - (LIBOR multiplied
          Class A-36                     12.3333%                      by 8.33333307)                    56.66666505%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-37                      5.57%                          LIBOR + 0.25%                      7.00%                       0.25%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                              56.2499984% - (LIBOR multiplied by
          Class A-38                     11.9167%                        8.33333307)                     56.2499984%                    0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-39                      5.62%                          LIBOR + 0.30%                      7.00%                       0.30%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               55.83333175% - (LIBOR multiplied
          Class A-40                      11.50%                       by 8.33333307)                    55.83333175%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-41                      5.67%                          LIBOR + 0.35%                      7.00%                       0.35%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               55.41666509% - (LIBOR multiplied
          Class A-42                     11.0833%                      by 8.33333307)                    55.41666509%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-48                      5.57%                          LIBOR + 0.25%                      7.00%                       0.25%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               56.24999867% - (LIBOR multiplied
          Class A-49                     11.9167%                      by 8.33333311)                    56.24999867%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-50                      5.62%                          LIBOR + 0.30%                      7.00%                       0.30%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               55.83333202% - (LIBOR multiplied
          Class A-51                      11.50%                       by 8.33333311)                    55.83333202%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-52                      5.67%                          LIBOR + 0.35%                      7.00%                       0.35%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               55.41666536% - (LIBOR multiplied
          Class A-53                     11.0833%                      by 8.33333311)                    55.41666536%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-54                      5.67%                          LIBOR + 0.35%                      7.00%                       0.35%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               55.41666415% - (LIBOR multiplied
          Class A-55                     11.0833%                      by 8.33333291)                    55.41666415%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-56                      5.77%                          LIBOR + 0.45%                      7.00%                       0.45%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               54.58333086% - (LIBOR multiplied
          Class A-57                      10.25%                       by 8.33333291)                    54.58333086%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-58                      5.82%                          LIBOR + 0.50%                      7.00%                       0.50%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               54.16666422% - (LIBOR multiplied
          Class A-59                     9.8333%                       by 8.33333291)                    54.16666422%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-66                      5.52%                          LIBOR + 0.20%                      7.00%                       0.20%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               56.66665881% - (LIBOR multiplied
          Class A-67                     12.3333%                      by 8.33333204)                    56.66665881%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-68                      5.57%                          LIBOR + 0.25%                      7.00%                       0.25%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               56.24999221% - (LIBOR multiplied
          Class A-69                     11.9167%                      by 8.33333204)                    56.24999221%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-70                      5.62%                          LIBOR + 0.30%                      7.00%                       0.30%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               55.83332561% - (LIBOR multiplied
          Class A-71                      11.50%                       by 8.33333204)                    55.83332561%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-72                      5.52%                          LIBOR + 0.20%                      7.00%                       0.20%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               56.66666666% - (LIBOR multiplied
          Class A-73                     12.3333%                      by 8.33333333)                    56.66666666%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-74                      5.57%                          LIBOR + 0.25%                      7.00%                       0.25%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                                 56.25% - (LIBOR multiplied by
          Class A-75                     11.9167%                        8.33333333)                        56.25%                      0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-76                      5.62%                          LIBOR + 0.30%                      7.00%                       0.30%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               55.83333333% - (LIBOR multiplied
          Class A-77                      11.50%                       by 8.33333333)                    55.83333333%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-78                      5.67%                          LIBOR + 0.35%                      7.00%                       0.35%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               55.41666666% - (LIBOR multiplied
          Class A-79                     11.0833%                      by 8.33333333)                    55.41666666%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-80                      5.82%                          LIBOR + 0.50%                      7.00%                       0.50%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               54.16666189% - (LIBOR multiplied
          Class A-81                     9.8333%                        by 8.3333325)                    54.16666189%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-82                      5.72%                          LIBOR + 0.40%                      7.00%                       0.40%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               54.99999514% - (LIBOR multiplied
          Class A-83                     10.6667%                       by 8.3333325)                    54.99999514%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-84                      5.67%                          LIBOR + 0.35%                      7.00%                       0.35%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               55.41666177% - (LIBOR multiplied
          Class A-85                     11.0833%                       by 8.3333325)                    55.41666177%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-86                      5.77%                          LIBOR + 0.45%                      7.00%                       0.45%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               54.58332852% - (LIBOR multiplied
          Class A-87                      10.25%                        by 8.3333325)                    54.58332852%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-88                      5.87%                          LIBOR + 0.55%                      7.00%                       0.55%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               53.74999527% - (LIBOR multiplied
          Class A-89                     9.4167%                        by 8.3333325)                    53.74999527%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
          Class A-90                      5.92%                          LIBOR + 0.60%                      7.00%                       0.60%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------
                                                               53.33332864% - (LIBOR multiplied
          Class A-91                      9.00%                         by 8.3333325)                    53.33332864%                   0.00%
------------------------------- --------------------------- -------------------------------------- ------------------------- -----------------------------

(1)  If outstanding as of the closing date.

CLASS A-3 CERTIFICATES AND CLASS A-4 CERTIFICATES:

On each distribution date on and after the distribution date occurring in May 2008, the pass-through rate on the Class A-3
Certificates will be fixed at a per annum rate equal to 6.00% and the pass-through rate on the Class A-4 Certificates will be fixed at a per annum rate equal to 6.50%.

CLASS A-30, CLASS A-34, CLASS A-47, CLASS A-65, CLASS A-98, CLASS A-104, CLASS A-110 AND CLASS A-116 CERTIFICATES:

The Class A-30, Class A-34, Class A-47,  Class A-65,  Class A-98, Class A-104,  Class A-110 and Class A-116  Certificates do not have a certificate  principal  balance.  For the purpose of calculating  interest  payments,  interest on each of the Class A-30,  Class A-34,
Class A-47, Class A-65, Class A-98, Class A-104,  Class A-110 and Class A-116  Certificates  will accrue on a notional amount described in Annex II to this prospectus supplement.

CLASS A-V CERTIFICATES:

Variable Rate:  The interest rate payable with respect to the Class A-V Certificates varies according to the weighted average of the excess of the mortgage rate on each mortgage loan, net of the applicable servicing fee rate and subservicing fee rate, over 6.25%.
On each monthly distribution date, holders of Class A-V Certificates will be entitled to receive interest at a rate equal to the current weighted average of the mortgage rates on the mortgage loans minus the applicable servicing fee rate, subservicing fee rate and 6.25%, provided that the interest rate will not be less than zero.

The Class A-V Certificates do not have a principal balance.  For the purpose of calculating interest payments, interest will accrue on a notional amount equal to the aggregate stated principal balance of the mortgage loans, which is initially equal to approximately
$808,301,218.  The stated principal balance of any mortgage loan as of any date is equal to its scheduled principal balance as of the cut-off date, reduced by all principal payments received with respect to such mortgage loan that have been previously distributed to certificateholders and any losses realized with respect to such mortgage loan that have been previously allocated to certificateholders.  In addition, if a mortgage loan has been modified the stated principal balance would be increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with such modification.

                                                             OFFERED EXCHANGED CERTIFICATES
                                    INITIAL PRINCIPAL                                  INITIAL RATING
            CLASS                        BALANCE             PASS-THROUGH RATE    (FITCH/MOODY'S/ S&P)(1)                    DESIGNATION
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
CLASS A SENIOR CERTIFICATES:
---------------------------------------------------------------------------------------------------------------------------------------------------------
             A-17               $175,000,000                  Adjustable Rate           AAA/Aaa/AAA           Senior/Exchanged/Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-18               $21,000,000                   Adjustable Rate           AAA/Aaa/AAA                   Senior/Exchanged/Inverse
                                                                                                                       Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-19               $175,000,000                  Adjustable Rate           AAA/Aaa/AAA           Senior/Exchanged/Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-20               $21,000,000                   Adjustable Rate           AAA/Aaa/AAA                   Senior/Exchanged/Inverse
                                                                                                                       Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-21               $175,000,000                  Adjustable Rate           AAA/Aaa/AAA           Senior/Exchanged/Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-22               $21,000,000                   Adjustable Rate           AAA/Aaa/AAA                   Senior/Exchanged/Inverse
                                                                                                                       Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-23               $175,000,000                  Adjustable Rate           AAA/Aaa/AAA           Senior/Exchanged/Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-24               $21,000,000                   Adjustable Rate           AAA/Aaa/AAA                   Senior/Exchanged/Inverse
                                                                                                                       Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-25               $187,421,000                       5.00%                AAA/Aaa/AAA           Senior/Super Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-26               $187,421,000                       5.25%                AAA/Aaa/AAA           Senior/Super Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-27               $187,421,000                       5.50%                AAA/Aaa/AAA           Senior/Super Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-28               $187,421,000                       5.75%                AAA/Aaa/AAA           Senior/Super Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-29               $187,421,000                       6.00%                AAA/Aaa/AAA           Senior/Super Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-30               $0                                 6.00%                AAA/Aaa/AAA            Senior/Super Senior/Exchanged/Interest
                                                                                                                           Only/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-31               $11,963,000                        5.50%                AAA/Aa1/AAA          Senior/Senior Support/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-32               $11,963,000                        5.75%                AAA/Aa1/AAA          Senior/Senior Support/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-33               $11,963,000                        6.00%                AAA/Aa1/AAA          Senior/Senior Support/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-34               $0                                 6.00%                AAA/Aa1/AAA           Senior/Senior Support/Exchanged/Interest
                                                                                                                           Only/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-35               $167,340,178                  Adjustable Rate           AAA/Aaa/AAA                         Senior/Super
                                                                                                              Senior/Exchanged/Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-36               $20,080,822                   Adjustable Rate           AAA/Aaa/AAA             Senior/Super Senior/Exchanged/Inverse
                                                                                                                       Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-37               $167,340,178                  Adjustable Rate           AAA/Aaa/AAA                         Senior/Super
                                                                                                              Senior/Exchanged/Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-38               $20,080,822                   Adjustable Rate           AAA/Aaa/AAA             Senior/Super Senior/Exchanged/Inverse
                                                                                                                       Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-39               $167,340,178                  Adjustable Rate           AAA/Aaa/AAA                         Senior/Super
                                                                                                              Senior/Exchanged/Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-40               $20,080,822                   Adjustable Rate           AAA/Aaa/AAA             Senior/Super Senior/Exchanged/Inverse
                                                                                                                       Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-41               $167,340,178                  Adjustable Rate           AAA/Aaa/AAA                         Senior/Super
                                                                                                              Senior/Exchanged/Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-42               $20,080,822                   Adjustable Rate           AAA/Aaa/AAA             Senior/Super Senior/Exchanged/Inverse
                                                                                                                       Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-43               $56,475,000                        5.25%                AAA/Aaa/AAA           Senior/Super Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-44               $56,475,000                        5.50%                AAA/Aaa/AAA           Senior/Super Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-45               $56,475,000                        5.75%                AAA/Aaa/AAA           Senior/Super Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-46               $56,475,000                        6.00%                AAA/Aaa/AAA           Senior/Super Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-47               $0                                 6.00%                AAA/Aaa/AAA            Senior/Super Senior/Exchanged/Interest
                                                                                                                           Only/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-48               $50,424,107                   Adjustable Rate           AAA/Aaa/AAA                         Senior/Super
                                                                                                              Senior/Exchanged/Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-49               $6,050,893                    Adjustable Rate           AAA/Aaa/AAA             Senior/Super Senior/Exchanged/Inverse
                                                                                                                       Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-50               $50,424,107                   Adjustable Rate           AAA/Aaa/AAA                         Senior/Super
                                                                                                              Senior/Exchanged/Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-51               $6,050,893                    Adjustable Rate           AAA/Aaa/AAA             Senior/Super Senior/Exchanged/Inverse
                                                                                                                       Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-52               $50,424,107                   Adjustable Rate           AAA/Aaa/AAA                         Senior/Super
                                                                                                              Senior/Exchanged/Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-53               $6,050,893                    Adjustable Rate           AAA/Aaa/AAA             Senior/Super Senior/Exchanged/Inverse
                                                                                                                       Floater/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-54               $52,229,464                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Accretion
                                                                                                                      Directed/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-55               $6,267,536                    Adjustable Rate           AAA/Aaa/AAA          Senior/Exchanged/Inverse Floater/Accretion
                                                                                                                      Directed/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-56               $52,229,464                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Accretion
                                                                                                                      Directed/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-57               $6,267,536                    Adjustable Rate           AAA/Aaa/AAA          Senior/Exchanged/Inverse Floater/Accretion
                                                                                                                      Directed/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-58               $52,229,464                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Accretion
                                                                                                                      Directed/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-59               $6,267,536                    Adjustable Rate           AAA/Aaa/AAA          Senior/Exchanged/Inverse Floater/Accretion
                                                                                                                      Directed/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-60               $38,377,000                        5.00%                AAA/Aaa/AAA                Senior/Exchanged/Fixed Rate/TAC
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-61               $38,377,000                        5.25%                AAA/Aaa/AAA                Senior/Exchanged/Fixed Rate/TAC
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-62               $38,377,000                        5.50%                AAA/Aaa/AAA                Senior/Exchanged/Fixed Rate/TAC
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-63               $38,377,000                        5.75%                AAA/Aaa/AAA                Senior/Exchanged/Fixed Rate/TAC
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-64               $38,377,000                        6.00%                AAA/Aaa/AAA                Senior/Exchanged/Fixed Rate/TAC
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-65               $0                                 6.00%                AAA/Aaa/AAA             Senior/Exchanged/Interest Only/Fixed
                                                                                                                              Rate/TAC
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-66               $34,265,178                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Adjustable
                                                                                                                              Rate/TAC
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-67               $4,111,822                    Adjustable Rate           AAA/Aaa/AAA                   Senior/Exchanged/Inverse
                                                                                                                     Floater/Adjustable Rate/TAC
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-68               $34,265,178                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Adjustable
                                                                                                                              Rate/TAC
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-69               $4,111,822                    Adjustable Rate           AAA/Aaa/AAA                   Senior/Exchanged/Inverse
                                                                                                                     Floater/Adjustable Rate/TAC
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-70               $34,265,178                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Adjustable
                                                                                                                              Rate/TAC
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-71               $4,111,822                    Adjustable Rate           AAA/Aaa/AAA                   Senior/Exchanged/Inverse
                                                                                                                     Floater/Adjustable Rate/TAC
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-72               $25,218,750                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-73               $3,026,250                    Adjustable Rate           AAA/Aaa/AAA          Senior/Exchanged/Inverse Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-74               $25,218,750                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-75               $3,026,250                    Adjustable Rate           AAA/Aaa/AAA          Senior/Exchanged/Inverse Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-76               $25,218,750                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
                                                                                        AAA/Aaa/AAA          Senior/Exchanged/Inverse Floater/Accretion
             A-77               $3,026,250                    Adjustable Rate                                            Directed/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-78               $25,218,750                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-79               $3,026,250                    Adjustable Rate           AAA/Aaa/AAA          Senior/Exchanged/Inverse Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-80               $53,571,428                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-81               $6,428,572                    Adjustable Rate           AAA/Aaa/AAA          Senior/Exchanged/Inverse Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-82               $53,571,428                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Accretion
                                                                                                                 Directed/ Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-83               $6,428,572                    Adjustable Rate           AAA/Aaa/AAA          Senior/Exchanged/Inverse Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-84               $53,571,428                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-85               $6,428,572                    Adjustable Rate           AAA/Aaa/AAA          Senior/Exchanged/Inverse Floater/Accretion
                                                                                                                 Directed/Companion /Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-86               $53,571,428                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-87               $6,428,572                    Adjustable Rate           AAA/Aaa/AAA          Senior/Exchanged/Inverse Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-88               $53,571,428                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-89               $6,428,572                    Adjustable Rate           AAA/Aaa/AAA          Senior/Exchanged/Inverse Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-90               $53,571,428                   Adjustable Rate           AAA/Aaa/AAA              Senior/Exchanged/Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-91               $6,428,572                    Adjustable Rate           AAA/Aaa/AAA          Senior/Exchanged/Inverse Floater/Accretion
                                                                                                                 Directed/Companion/Adjustable Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-92               $110,769,000                       6.25%                AAA/Aaa/AAA              Senior/Exchanged/Lockout/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-93               $199,384,000                       6.25%                AAA/Aaa/AAA                  Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-94               $58,497,000                        5.50%                AAA/Aaa/AAA           Senior/Exchanged/Accretion Directed/Fixed
                                                                                                                                Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-95               $58,497,000                        5.75%                AAA/Aaa/AAA           Senior/Exchanged/Accretion Directed/Fixed
                                                                                                                                Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-96               $58,497,000                        6.00%                AAA/Aaa/AAA           Senior/Exchanged/Accretion Directed/Fixed
                                                                                                                                Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-97               $58,497,000                        6.25%                AAA/Aaa/AAA           Senior/Exchanged/Accretion Directed/Fixed
                                                                                                                                Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-98               $0                                 6.00%                AAA/Aaa/AAA                  Senior/Exchanged/Accretion
                                                                                                                  Directed/Interest Only/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
             A-99               $103,569,000                       5.00%                AAA/Aaa/AAA                         Senior/Super
                                                                                                                 Senior/Exchanged/Lockout/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-100               $103,569,000                       5.25%                AAA/Aaa/AAA                         Senior/Super
                                                                                                                 Senior/Exchanged/Lockout/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-101               $103,569,000                       5.50%                AAA/Aaa/AAA                         Senior/Super
                                                                                                                 Senior/Exchanged/Lockout/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-102               $103,569,000                       5.75%                AAA/Aaa/AAA                         Senior/Super
                                                                                                                 Senior/Exchanged/Lockout/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-103               $103,569,000                       6.00%                AAA/Aaa/AAA                         Senior/Super
                                                                                                                 Senior/Exchanged/Lockout/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-104               $0                                 6.00%                AAA/Aaa/AAA            Senior/Super Senior/Exchanged/Interest
                                                                                                                           Only/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-105               $110,769,000                       5.00%                AAA/Aaa/AAA              Senior/Exchanged/Lockout/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-106               $110,769,000                       5.25%                AAA/Aaa/AAA              Senior/Exchanged/Lockout/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-107               $110,769,000                       5.50%                AAA/Aaa/AAA              Senior/Exchanged/Lockout/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-108               $110,769,000                       5.75%                AAA/Aaa/AAA              Senior/Exchanged/Lockout/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-109               $110,769,000                       6.00%                AAA/Aaa/AAA              Senior/Exchanged/Lockout/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-110               $0                                 6.00%                AAA/Aaa/AAA           Senior/Exchanged/Interest Only/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-111               $199,384,000                       5.00%                AAA/Aaa/AAA                  Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-112               $199,384,000                       5.25%                AAA/Aaa/AAA                  Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-113               $199,384,000                       5.50%                AAA/Aaa/AAA                  Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-114               $199,384,000                       5.75%                AAA/Aaa/AAA                  Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-115               $199,384,000                       6.00%                AAA/Aaa/AAA                  Senior/Exchanged/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------
            A-116               $0                                 6.00%                AAA/Aaa/AAA           Senior/Exchanged/Interest Only/Fixed Rate
------------------------------- --------------------------- -------------------- --------------------------- --------------------------------------------

CLASS A-30, CLASS A-34, CLASS A-47, CLASS A-65, CLASS A-98, CLASS A-104, CLASS A-110 AND CLASS A-116 CERTIFICATES:

The Class A-30, Class A-34, Class A-47,  Class A-65,  Class A-98, Class A-104,  Class A-110 and Class A-116  Certificates do not have a certificate  principal  balance.  For the purpose of calculating  interest  payments,  interest on each of the Class A-30,  Class A-34,
Class A-47, Class A-65, Class A-98, Class A-104,  Class A-110 and Class A-116  Certificates  will accrue on a notional amount described in Annex II to this prospectus supplement.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     The holders of the Senior  Certificates,  other than the Interest Only  Certificates,  which are not entitled to  distributions of principal,  will be entitled to receive on each distribution date, in the priority  described in this prospectus  supplement and to the extent of the portion of the Available  Distribution  Amount  remaining  after the  distribution  of the Senior  Interest  Distribution
Amount,  a  distribution  allocable  to  principal  equal to the sum of the  Senior  Principal  Distribution  Amount  and the Class A-P
Principal Distribution Amount.

     After the distribution of the Senior Interest  Distribution Amount,  distributions of principal on the Senior Certificates on each distribution date will be made as follows:

(a)      Prior to the occurrence of the Credit Support Depletion Date:

(i)       the Class A-P  Principal  Distribution  Amount shall be  distributed  to the Class A-P  Certificates,  until the  Certificate
            Principal Balance of the Class A-P Certificates has been reduced to zero;

(ii)     an amount equal to the Class A-5 Accrual  Distribution  Amount shall be  distributed to the Class A-9  Certificates  until the
            Certificate  Principal  Balance  thereof has been  reduced to zero,  and then to the Class A-3  Certificates  and Class A-4
            Certificates  concurrently,  on a pro rata basis in accordance with their respective Certificate Principal Balances,  until the Certificate Principal Balances thereof have been reduced to zero;

(iii)    an amount equal to the Class A-14 Accrual  Distribution  Amount shall be distributed to the Class A-12  Certificates and Class
            A-13 Certificates,  concurrently,  on a pro rata basis in accordance with their respective  Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

(iv)     the Senior Principal Distribution Amount shall be distributed in the following manner and priority:

(A)        first, to the Class R-I  Certificates and Class R-II  Certificates,  on a pro rata basis in accordance with their respective
              Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

(B)        second, to the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(C)        third,  the balance of the Senior Principal  Distribution  Amount remaining after the  distributions,  if any,  described in clause (a)(iv)(B) above shall be distributed concurrently as follows:

(a)      26.1387353386% of such amount to the Class A-1 Certificates and Class A-2 Certificates on a pro rata basis, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

(b)      73.8612646614% of such amount in the following manner and priority:

(1)      first, to the Class A-6 Certificates and Class A-15 Certificates, concurrently on a pro rata basis, in accordance with their respective Certificate Principal Balances, an amount equal to the Lockout Amount on that distribution date, until the Certificate Principal Balances thereof have been reduced to zero;

(2)      second, any remaining amount up to $1,000 on each distribution date shall be distributed concurrently as follows:

a.       51.9701098107% of such amount shall be distributed in the following manner and priority:

1)       first, to the Class A-8 Certificates until the Certificate Principal Balance thereof has been reduced to the Targeted
                                                    Principal Balance for that distribution date;

2)       second, to the Class A-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

3)       third, to the Class A-3 Certificates and Class A-4 Certificates on a pro rata basis, in accordance with their respective
                                                    Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

4)       fourth, to the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

5)       fifth, to the Class A-8 Certificates, without regard to its Targeted Principal Balance for such distribution date, until the
                                                    Certificate Principal Balance thereof has been reduced to zero; and

b.       48.0298901893% of such amount shall be distributed in the following manner and priority:

1)       first, to the Class A-10 Certificates and Class A-11 Certificates on a pro rata basis until the Certificate Principal
                                                    Balances thereof have been reduced to zero;

2)       second, to the Class A-12 Certificates and Class A-13 Certificates on a pro rata basis, in accordance with their respective
                                                    Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

3)       third, to the Class A-14 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(3)      third, any remaining amount up to $2,363,550 for each distribution date to the Class A-7 Certificates and Class A-16
                                   Certificates, on a pro rata basis in accordance with their respective Certificate Principal
                                   Balances, until the Certificate Principal Balances thereof have been reduced to zero;

(4)      fourth, any remaining amount shall be distributed concurrently as follows:

a.        51.9701098107% of such amount shall be distributed in the following manner and priority:

1)       first, to the Class A-8 Certificates until the Certificate Principal Balance thereof has been reduced to the Targeted
                                                    Principal Balance for that distribution date;

2)       second, to the Class A-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

3)       third, to the Class A-3 Certificates and Class A-4 Certificates on a pro rata basis, in accordance with their respective
                                                    Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

4)       fourth, to the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

5)       fifth, to the Class A-8 Certificates, without regard to its Targeted Principal Balance for such distribution date, until the
                                                    Certificate Principal Balance thereof has been reduced to zero; and

b.       48.0298901893% of such amount shall be distributed in the following manner and priority:

1)       first, an amount up to $987,560 for each distribution date to the Class A-10 Certificates and Class A-11 Certificates on a
                                                    pro rata basis until the respective Certificate Principal Balances thereof have been reduced to zero;

2)       second, to the Class A-12 Certificates and Class A-13 Certificates on a pro rata basis, in accordance with their respective
                                                    Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

3)       third, to the Class A-14 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

4)       fourth, to the Class A-10 Certificates and Class A-11 Certificates on a pro rata basis, in accordance with their respective
                                                    Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

(5)      fifth, any remaining amount to the Class A-7 Certificates and Class A-16 Certificates on a pro rata basis, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

(6)      sixth, any remaining amount to the Class A-6 Certificates and Class A-15 Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero.

(b)      On or after the occurrence of the Credit Support  Depletion  Date, all priorities  relating to  distributions  as described in clause (a) above relating to principal among the Senior  Certificates will be disregarded.  Instead,  an amount equal to the Class
     A-P Principal  Distribution Amount will be distributed to the Class A-P Certificates,  and then the Senior Principal  Distribution
     Amount will be distributed to the Senior  Certificates  remaining,  other than the Class A-P Certificates,  pro rata in accordance with their respective outstanding Certificate Principal Balances.

(c)      After reduction of the Certificate  Principal Balances of the Senior Certificates,  other than the Class A-P Certificates,  to zero but prior to the Credit Support  Depletion  Date, the Senior  Certificates,  other than the Class A-P  Certificates,  will be entitled to no further distributions of principal and the Available  Distribution Amount will be paid solely to the holders of the
     Class A-P, Variable Strip, Class M and Class B Certificates, in each case as described in this prospectus supplement.

         The following table sets forth for each distribution date the Targeted Principal Balances for the TAC Certificates.

         THERE IS NO ASSURANCE THAT SUFFICIENT  FUNDS WILL BE AVAILABLE ON ANY  DISTRIBUTION  DATE TO REDUCE THE CERTIFICATE  PRINCIPAL
BALANCE OF THE CLASS A-8  CERTIFICATES,  OR THE  CERTIFICATE  PRINCIPAL  BALANCE OF ANY CLASS OR THE  AGGREGATE  CERTIFICATE  PRINCIPAL
BALANCE OF ANY OF THE CLASS A-60,  CLASS A-61,  CLASS A-62,  CLASS A-63,  CLASS A-64,  CLASS A-66,  CLASS A-67, CLASS A-68, CLASS A-69,
CLASS A-70 AND CLASS A-71 CERTIFICATES  EXCHANGED FOR THE CLASS A-8 CERTIFICATES,  TO THE TARGETED  PRINCIPAL BALANCE FOR THE CLASS A-8
CERTIFICATES, OR THAT DISTRIBUTIONS WILL NOT BE MADE IN EXCESS OF THOSE AMOUNTS FOR THAT DISTRIBUTION DATE.

                          TARGETED PRINCIPAL BALANCES

                 DISTRIBUTION DATE                  TARGETED PRINCIPAL BALANCES FOR CLASS
                                                             A-8 CERTIFICATES
   Initial Balance                                                          $38,377,000.00
                                        May 2007                             37,073,101.29
                                       June 2007                             35,789,296.92
                                       July 2007                             34,525,543.95
                                     August 2007                             33,281,685.51
                                  September 2007                             32,057,565.97
                                    October 2007                             30,853,030.92
                                   November 2007                             29,667,927.16
                                   December 2007                             28,502,102.72
                                    January 2008                             27,355,406.78
                                   February 2008                             26,227,689.76
                                      March 2008                             25,118,803.20
                                      April 2008                             24,028,599.85
                                        May 2008                             22,956,933.60
                                       June 2008                             21,903,659.49
                                       July 2008                             20,868,633.70
                                     August 2008                             19,851,713.56
                                  September 2008                             18,852,757.49
                                    October 2008                             17,871,625.04
                                   November 2008                             16,908,176.88
                                   December 2008                             15,962,274.74
                                    January 2009                             15,033,781.47
                                   February 2009                             14,122,560.99
                                      March 2009                             13,228,478.29
                                      April 2009                             12,351,399.41
                                        May 2009                             11,491,191.47
                                       June 2009                             10,647,722.61
                                       July 2009                              9,820,862.03
                                     August 2009                              9,010,479.94
                                  September 2009                              8,216,447.58
                                    October 2009                              7,438,637.22
                                   November 2009                              6,676,922.10
                                   December 2009                              5,931,176.49
                                    January 2010                              5,201,275.63
                                   February 2010                              4,487,095.76
                                      March 2010                              3,788,514.08
                                      April 2010                              3,105,408.77
                                        May 2010                              2,437,658.95
                                       June 2010                              1,785,144.71
                                       July 2010                              1,147,747.09
                                     August 2010                                525,348.03
                   September 2010 and thereafter                                         0

-------------------------------------------------------------------------------------------------------

     The Targeted  Principal Balance for the Class A-8 Certificates for each distribution date listed in the table above was calculated based on the  assumption  that  prepayments  of the  mortgage  loans  occur  each  month at a  constant  prepayment  rate,  or CPR,  of approximately  9% per annum,  and other  assumptions  described in this  prospectus  supplement  under  "Certain  Yield and  Prepayment
Considerations--Weighted Average Life".

     The performance of the mortgage loans may differ from the assumptions used in determining those balances.  The Targeted  Principal
Balances listed in the table above are final and binding regardless of any error or alleged error in making the calculations.

     There can be no assurance that funds available for  distributions of principal in reduction of the Certificate  Principal  Balance of the TAC Certificates  will be sufficient or will not be in excess of amounts needed to reduce the Certificate  Principal  Balance of the TAC  Certificates  to the  related  Targeted  Principal  Balance for any  distribution  date.  Distributions  in  reduction  of the
Certificate  Principal Balance of the TAC Certificates may commence  significantly later than would be anticipated based on the amounts shown in the table above.  Distributions  of principal in reduction of the Certificate  Principal  Balances of the TAC Certificates may
end  significantly  earlier  or later  than  would  be  anticipated  based on the  table  above.  See  "Certain  Yield  and  Prepayment
Considerations"  in this  prospectus  supplement for a further  discussion of the  assumptions  used to produce the above table and the effect  of  prepayments  on the  mortgage  loans on the  rate of  payments  of  principal  and on the  weighted  average  life of those certificates.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     ACCRETION TERMINATION  DATE--With respect to any class of Accrual  Certificates,  the earlier to occur of (i) the distribution date on which the aggregate  Certificate  Principal  Balance of the related  Accretion  Directed  Certificates has been reduced to zero, and
(ii) the occurrence of the Credit Support  Depletion  Date. The Class A-5  Certificates  relate to the Class A-3, Class A-4, Class A-9,
Class A-72,  Class A-73,  Class A-74,  Class A-75,  Class A-76, Class A-77, Class A-78, Class A-79, Class A-80, Class A-81, Class A-82,
Class A-83,  Class A-84, Class A-85,  Class A-86,  Class A-87,  Class A-88,  Class A-89,  Class A-90 and Class A-91  Certificates.  The
Class A-14  Certificates  relate to the Class A-12, Class A-13, Class A-54, Class A-55, Class A-56, Class A-57, Class A-58, Class A-59,
Class A-94, Class A-95, Class A-96 and Class A-97 Certificates.

     CLASS A-5 ACCRUAL DISTRIBUTION  AMOUNT--On each distribution date preceding the related Accretion Termination Date, an amount equal to the  amount of Accrued  Certificate  Interest  on the Class A-5  Certificates  for that date which will be added to the  Certificate
Principal  Balance  of the Class A-5  Certificates  and  distributed  in the  manner  described  in this  prospectus  supplement  under
"--Principal  Distributions on the Senior  Certificates" to the holders of the related Accretion  Directed  Certificates as principal in reduction of the Certificate  Principal  Balances of the related Accretion  Directed  Certificates.  Any distributions of the Class A-5
Accrual  Distribution  Amount to the related  Accretion  Directed  Certificates will reduce the Certificate  Principal  Balances of the related  Accretion  Directed  Certificates by that amount.  The amount that is added to the Certificate  Principal Balance of the Class
A-5  Certificates  will  accrue  interest at a rate of 6.25% per annum.  On each  distribution  date on or after the related  Accretion
Termination  Date, the entire Accrued  Certificate  Interest on the Class A-5 Certificates for that date will be payable to the holders of the Class A-5 Certificates,  as interest,  to the extent not required to be paid to the related Accretion  Directed  Certificates in order to fully reduce the  aggregate  Certificate  Principal  Balance of the related  Accretion  Directed  Certificates  to zero on the
Accretion  Termination  Date;  provided,  however,  that if the Accretion  Termination  Date is the Credit Support  Depletion Date, the
entire Class A-5 Accrual Distribution Amount for that date will be payable as interest to the holders of the Class A-5 Certificates.

     CLASS A-14 ACCRUAL  DISTRIBUTION  AMOUNT--On each  distribution  date preceding the related  Accretion  Termination Date, an amount equal to the  amount of  Accrued  Certificate  Interest  on the  Class  A-14  Certificates  for that  date  which  will be added to the
Certificate  Principal  Balance of the Class A-14  Certificates and distributed in the manner  described in this prospectus  supplement under  "--Principal  Distributions  on the Senior  Certificates"  to the  holders of the  related  Accretion  Directed  Certificates  as
principal in reduction of the Certificate  Principal  Balances of the related Accretion  Directed  Certificates.   Any distributions of
the Class A-14 Accrual  Distribution  Amount to the related  Accretion  Directed  Certificates  will reduce the  Certificate  Principal
Balances of the related  Accretion  Directed  Certificates  by that  amount.   The amount  that is added to the  Certificate  Principal
Balance of the Class A-14  Certificates  will accrue interest at a rate of 6.25% per annum.  On each  distribution date on or after the related  Accretion  Termination  Date, the entire Accrued  Certificate  Interest on the Class A-14  Certificates  for that date will be payable to the holders of the Class A-14  Certificates,  as interest,  to the extent not  required to be paid to the related  Accretion
Directed  Certificates  in order to fully  reduce the  aggregate  Certificate  Principal  Balance  of the  related  Accretion  Directed
Certificates  to zero on the Accretion  Termination  Date;  provided,  however,  that if the Accretion  Termination  Date is the Credit
Support Depletion Date, the entire Class A-14 Accrual  Distribution  Amount for that date will be payable as interest to the holders of the Class A-14 Certificates.

     LOCKOUT  AMOUNT--With respect to any distribution date, an amount equal to the sum of (I) the product of (A) the Lockout Percentage for that  distribution  date, (B) a fraction,  the numerator of which is the aggregate  Certificate  Principal Balance of the Class A-6
Certificates  and Class  A-15  Certificates  for that  distribution  date and the  denominator  of which is the  aggregate  Certificate
Principal  Balance of the Class A-3, Class A-4, Class A-5,  Class A-6, Class A-7, Class A-8, Class A-9, Class A-10,  Class A-11,  Class
A-12, Class A-13,  Class A-14, Class A-15 and Class A-16  Certificates  for that  distribution  date, (C) the collections  described in clauses  (i),  (ii),  (iv) and (v) (net of amounts set forth in clause (vi)) of the  definition  of the Senior  Principal  Distribution
Amount, reduced by any amounts distributed to the Class R Certificates and Class P Certificates,  and (D) 73.8612646614%,  and (II) the
product of (A) the Lockout Prepayment  Percentage for that distribution  date, (B) a fraction,  the numerator of which is the aggregate
Certificate  Principal  Balance  of the  Class  A-6  Certificates  and  Class  A-15  Certificates  for that  distribution  date and the denominator  of which is the aggregate  Certificate  Principal  Balance of the Class A-3,  Class A-4,  Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10,  Class A-11,  Class A-12,  Class A-13,  Class A-14,  Class A-15 and Class A-16  Certificates for that distribution  date,  (C) the  aggregate  of the  collections  described  in clause  (iii) of the  definition  of the  Senior  Principal
Distribution Amount, and (D) 73.8612646614%.

     LOCKOUT  PERCENTAGE--For  any distribution  date occurring prior to the distribution date in May 2012, 0%, and for any distribution date thereafter, 100%.

     LOCKOUT  PREPAYMENT  PERCENTAGE--For  any  distribution  date occurring  prior to the  distribution  date in May 2012, 0%. For each distribution date occurring after the first five years following the closing date, a percentage determined as follows:

o        for any distribution date during the sixth year after closing, 30%;

o        for any distribution date during the seventh year after closing, 40%;

o        for any distribution date during the eighth year after closing, 60%;

o        for any distribution date during the ninth year after closing, 80%; and

o        for any distribution date thereafter, 100%.